SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 8, 2002

SOMERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of of incorporation)	333-86927 (Commission file number)	77-0521878 (IRS Employer Identification No.)

5383 Hollister Avenue, Santa Barbara, CA (Address of principal executive offices)		93111 (Zip code)

Registrant’s telephone number, including area code: (805) 681-3322

Item 2.    Acquisition.

Pursuant to an Asset Purchase Agreement dated as of September 19, 2002, as amended, by and among Somera Communications, Inc. (the “Registrant”), Compass Telecom Services, L.L.C., Compass—TS, Inc. and CTS Partners, Inc. (collectively referred to as “Compass”), and the shareholders of Compass, the Registrant acquired substantially all the assets of Compass (the “Acquisition”). The Acquisition closed on October 8, 2002. As a result of the Acquisition, Compass received an aggregate of approximately $8.8 million in cash, consisting of $7.8 million in cash paid at the closing, and $1.0 million in cash being held in escrow subject to certain requirements. In addition, under the terms of the agreement, the Registrant may also be obligated to pay up to $10.0 million in cash over the next three years as a result of a contingent earn-out that is based on the future success of the acquired Compass business assets.

The purchase price paid for the Compass assets was negotiated at arm’s length between the parties on the basis of the Registrant’s assessment of the value of Compass and its business following an investigation of, and discussions with Compass and its representatives concerning, Compass and its business and prospects.

The assets of Compass were used prior to the Acquisition for the provision of certain services involving telecommunications networks, uses which the Registrant intends to continue immediately following the Acquisition. The Acquisition was funded by cash reserves held by the Registrant.

For a more complete description of the terms of the Acquisition, please refer to the Asset Purchase Agreement, as amended, which is filed as an exhibit hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements.    The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any such information is required, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(b)  Pro Forma Financial Information.    The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, if any such pro forma financial information is required, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(c)  Exhibits.

2.1	Asset Purchase Agreement dated as of September 19, 2002, by and among the Registrant, Compass and the shareholders of Compass.

2.2	Amendment to Asset Purchase Agreement dated as of October 2, 2002.

99.1	Press Release, dated October 9, 2002, entitled “Somera Communications Acquires Compass Telecom.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

By:	/s/ STEVE CORDIAL
Steve Cordial Vice President and Chief Financial Officer

Dated:  October 9, 2002

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INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of September 19, 2002, by and among the Registrant, Compass and the shareholders of Compass.

2.2	Amendment to Asset Purchase Agreement dated as of October 2, 2002.

99.1	Press Release, dated October 9, 2002, entitled “Somera Communications Acquires Compass Telecom.”

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